                                                                    EXHIBIT 99.2

                               MARKETING MATERIALS

                                       FOR

                                       THE

                             BANK MUTUAL CORPORATION

                             SECOND STEP TRANSACTION


Draft #2
May 28, 2003

                 BANK MUTUAL CORPORATION SECOND STEP TRANSACTION

                                TABLE OF CONTENTS

CORRESPONDENCE

Letter to Voting Record Date Depositors (eligible to vote and buy) "Closed Deposit Account" Letter (eligible to buy, not vote)
Letter to Registered Public Shareholders at Voting Record Date
Letter to "Street Name" Beneficial Owners at Voting Record Date
Potential Investor Letter (Community Members)
Ryan Beck "Broker Dealer" Letter
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Depositor Proxygram for Plan of Restructuring Vote - #1
Depositor Proxygram for Plan of Restructuring Vote - #2

ADVERTISEMENTS

Tombstone Newspaper Advertisement  (optional)
Lobby Poster Options:
   Vote
   Vote and Offering
Bank Statement Vote Reminder (optional)
Stock Information Center Location Poster (optional)


FORMS

Stock Order Form

LETTER TO VOTING DEPOSITORS
[Bank Mutual Corporation Letterhead]

Dear Valued Customer:

I am pleased to tell you about an opportunity to invest in Bank Mutual Corporation and, just as importantly, to request your vote on our Plan of Restructuring. We first sold shares of Bank Mutual Corporation common stock in November 2000, in connection with our restructuring into the mutual holding company form of organization. In implementing our current Plan, our mutual holding company will cease to exist, and its ownership interest in Bank Mutual Corporation is being offered for sale.

Enclosed are important materials for your review. They discuss the key components of our Plan:

The Proxy Vote We have received conditional regulatory approval for the transactions described in the enclosed Proxy Statement. We must also receive the approval of our depositors who are eligible to vote. Your vote is important to us - not returning your enclosed Proxy Card(s) has the same effect as voting "against" the Plan. To cast your votes, please sign each Proxy Card enclosed and return them in the Proxy Return Envelope provided. Our Board of Directors urges you to vote "FOR" the Plan. Please note that:

   . Voting does not obligate you to purchase shares of common stock in our offering.

   . There will be no change to account numbers, interest rates or other terms of your accounts at Bank Mutual.

   . Our management and staff will continue to serve you, and your deposit accounts will continue to be FDIC - insured up to the maximum legal limits.

The Stock Offering We are offering common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in this offering. As an eligible Bank Mutual depositor, you have the right, but no obligation, to buy shares of Bank Mutual Corporation common stock in the offering, before they are offered for sale to the public. Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received (not postmarked), prior to 10:00 a.m., Wisconsin time, on ______, 2003.

Bank Mutual Corporation common stock trades on The Nasdaq Stock Market, under the symbol "BKMU".

For detailed information regarding the proxy vote or the stock offering, you may refer to the Proxy Statement (including the questions and answers section) and Prospectus. I invite you to consider this opportunity to share in our future as a shareholder of Bank Mutual Corporation.

Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   QUESTIONS?

         Call our Stock Information Center toll free at 1-(8__) ___-____ from 9:00 a.m. to 4:00 p.m., Wisconsin time, Monday through Friday

LETTER TO CLOSED DEPOSIT ACCOUNTS (can buy, not vote)
[Bank Mutual Corporation Letterhead]

Dear Friend:

I am pleased to tell you about an investment opportunity. Bank Mutual Corporation, the parent company of Bank Mutual, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in this offering.

Our records indicate that you were a Mutual Savings Bank or First Northern Savings Bank depositor on March 31, 2002, or a Bank Mutual depositor on June 30, 2003, whose account was closed thereafter. As such, you have the right, but no obligation, to buy shares of common stock in the offering before they are offered for sale to the general public.

Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received (not postmarked), prior to 10:00 a.m., Wisconsin time, on ________, 2003.

Bank Mutual Corporation common stock trades on The Nasdaq Stock Market, under the symbol "BKMU".

Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   QUESTIONS?

        Call our Stock Information Center toll free at 1-(8__) ___- ____
          9:00 a.m. to 4:00 p.m., Wisconsin time, Monday through Friday

LETTER TO BANK MUTUAL REGISTERED PUBLIC SHAREHOLDERS
[Bank Mutual Corporation Letterhead]

Dear Shareholder:

I am pleased to tell you about an opportunity to invest in Bank Mutual Corporation and, just as importantly, to request your vote on our Plan of Restructuring. We first sold shares of Bank Mutual Corporation common stock in November 2000, in connection with our restructuring into the mutual holding company form of organization. In implementing our current Plan, our mutual holding company will cease to exist, and its ownership interest in Bank Mutual Corporation is being offered for sale.

Enclosed are important materials for your review. They discuss key components of the Plan:

The Proxy Vote We have received conditional regulatory approval for the transactions described in the enclosed Proxy Statement. We must also receive the approval from our shareholders. Please promptly vote the enclosed Proxy Card. Our Board of Directors urges you to vote "FOR" the Plan.

The Stock Offering We are offering common stock for sale at price of $10.00 per share. There will be no sales commission charged to purchasers in this offering. Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of Bank Mutual common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received (not postmarked), prior to 10:00 a.m., Wisconsin time, on ______, 2003.

The Exchange At the conclusion of the offering, your shares of Bank Mutual Corporation common stock will be exchanged for its new shares. The number of shares you receive will be based on an exchange ratio that is described in the Prospectus. As soon as possible after the completion of the offering, we will send a transmittal letter to each shareholder who holds certificates. The transmittal letter explains the procedure you should follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares that are held in street name will be converted automatically at the conclusion of the offering; no action or documentation is required. Bank Mutual Corporation common stock will continue to trade on The Nasdaq Stock Market, under the symbol "BKMU".

For detailed information regarding the proxy vote or the stock offering, you may refer to the Proxy Statement and Prospectus.

Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   QUESTIONS?

         Call our Stock Information Center toll free at 1-(8__) ___-____
          9:00 a.m. to 4:00 p.m., Wisconsin time, Monday through Friday

LETTER TO BANK MUTUAL "STREET NAME" BENEFICIAL OWNERS
[Bank Mutual Corporation Letterhead]

Beneficial owner proxy materials must be mailed through ADP's Proxy Department. ADP's Proxy Department will not mail order forms, however. Therefore, beneficial owners are instructed in this letter and the proxy statement to call the Stock Information Center if they wish to buy in the offering.

Dear Shareholder:

I am pleased to tell you about an opportunity to invest in Bank Mutual Corporation and, just as importantly, to request your vote on our Plan of Restructuring. We first sold shares of Bank Mutual Corporation common stock in November 2000, in connection with our restructuring into the mutual holding company form of organization. In implementing our current Plan, our mutual holding company will cease to exist, and its ownership interest in Bank Mutual Corporation is being offered for sale.

Enclosed are important materials for your review. They discuss key components of the Plan:

The Proxy Vote We have received conditional regulatory approval for the transactions described in the enclosed Proxy Statement. We must also receive the approval from our shareholders. Please promptly vote the enclosed Proxy Card. Our Board of Directors urges you to vote "FOR" the Plan.

The Stock Offering We are offering our common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in this offering. Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of Bank Mutual common stock, please call our Stock Information Center toll free at 1-(8__) ___-____ to request a Stock Order Form. Stock Order Forms must be received (not postmarked), with full payment, prior to 10:00 a.m., Wisconsin time, on ______, 2003.

The Exchange At the conclusion of the offering, your shares of Bank Mutual Corporation common stock will be exchanged for its new shares. The number of shares you receive will be based on an exchange ratio that is described in the Prospectus. Shares owned by you in street name will be converted automatically at the conclusion of the offering; no action or documentation is required. Bank Mutual Corporation common stock will continue to trade on The Nasdaq Stock Market, under the symbol "BKMU".

For detailed information regarding the proxy vote or the stock offering, you may refer to the Proxy Statement and Prospectus.

Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   QUESTIONS?

         Call our Stock Information Center toll free at 1-(8__) ___-____
          9:00 a.m. to 4:00 p.m., Wisconsin time, Monday through Friday

LETTER TO POTENTIAL INVESTORS (Community Members)
[Bank Mutual Corporation Letterhead]

This letter is for "call-ins".

Dear Friend:

I am pleased to tell you about an investment opportunity. Bank Mutual Corporation, the parent company of Bank Mutual, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in this offering.

Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received (not postmarked), prior to 10:00 a.m., Wisconsin time, on ___________, 2003.

Bank Mutual Corporation common stock trades on The Nasdaq Stock Market, under the symbol "BKMU".

Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   QUESTIONS?

        Call our Stock Information Center toll free at 1- (8__) ___-____
          9:00 a.m. to 4:00 p.m., Wisconsin time, Monday through Friday

RYAN BECK "BROKER DEALER" LETTER
[Ryan Beck Letterhead]


Dear Sir/Madam:

At the request of Bank Mutual Corporation, we are enclosing materials regarding the offering shares of Bank Mutual Corporation common stock. Included in this package is a Prospectus describing the offering.

Ryan Beck & Co., Inc. has been retained by Bank Mutual Corporation as selling agent in connection with the stock offering. We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,

RYAN BECK & CO.


This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

----------
NOTE: To accompany, not replace, one of the preceding letters. Applies to prospects in states where the offer must be made by a broker-dealer.

STOCK ORDER ACKNOWLEDGEMENT LETTER
[Bank Mutual Corporation Letterhead]

[imprinted with name & address of subscriber]

Date

                        STOCK ORDER RECEIPT CONFIRMATION

This letter confirms receipt of your order to purchase shares of Bank Mutual Corporation common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at 1-(8__) ___-____, from 9:00 am to 4:00 pm, Wisconsin time, Monday through Friday. Refer to the batch and order number listed below when contacting us.

Please review the following carefully:

--------------------------------------------------------------------------------
ORDER INFORMATION:

Batch #:   _____                               Order #: _____
Category #:  _____ (see descriptions below)    No. of Shares Ordered:  _________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STOCK REGISTRATION:
-------------------
Name 1
Name 2
Name 3
Address1
Address2
City, State, Zip
Ownership Type:  ______
Social Security #/Tax ID#:  ___-__-____
--------------------------------------------------------------------------------

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Share allocation procedures and purchase limitations are described in the Bank Mutual Corporation Prospectus dated _______, 2003, starting on page __.

The offering period ends at 10:00 a.m., Wisconsin time, on _______, 2003. We are required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. This approval may not occur for several weeks after ______. Your patience is appreciated.

Thank you for your order,
BANK MUTUAL CORPORATION

--------------------------------------------------------------------------------

OFFERING CATEGORY DESCRIPTION:

     1. Eligible Account Holders - Mutual Savings Bank and First Northern Savings Bank depositors with a minimum of $50.00 on deposit on March 31, 2002*;
     2.   Bank Mutual's tax-qualified employee benefit plans;
     3. Supplemental Eligible Account Holders - Bank Mutual depositors with a minimum of $50.00 on deposit on June 30, 2003;
     4.   Other Members - Bank Mutual depositors on ____________, 2003;
     5.   Bank Mutual Corporation shareholder of record on __________, 2003;
          and,
     6. General public, with a preference to local "community", as described in the Prospectus.

* Within this category, there is a first preference for depositors of Mutual Savings Bank on January 31, 1999 who have retained the same accounts through March 31, 2002.

NOTE: Printed and mailed in the Stock Information Center after an order is processed.

STOCK CERTIFICATE MAILING LETTER
[Bank Mutual Corporation Letterhead]

Dear Shareholder:

I would like to thank you for participating in our stock offering. A total of ___________ shares were purchased by investors at a price of $10.00 per share.

Your stock certificate is enclosed. Please review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

                                    by mail:
                     [Registrar & Transfer mailing address]

                                  or by phone:
                                 [phone number]

If the enclosed stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive shareholder communications.

If you paid for your shares by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at Bank Mutual's passbook savings rate (___ % per annum) from the date your funds were received until ______, 2003. If you paid for your shares by authorizing a withdrawal from a Bank Mutual deposit account, that withdrawal has been made. Interest was earned at your account's contractual rate, and was credited to your account to the date of withdrawal, ______, 2003.

Bank Mutual Corporation common stock trades on The Nasdaq Stock Market. Through _______, 2003, it will trade under the temporary symbol "BKMUD". Thereafter, it will trade under our permanent symbol, "BKMU".

Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

DEPOSITOR PROXYGRAM LETTER #1

This reminder note accompanies a proxy card and return envelope sent to high vote depositors who did not promptly vote their initial proxy. For a second reminder, we may repeat this note or used the one on the next page.

                                 R E M I N D E R
                           (We Need Your Prompt Vote)

In [month], we mailed you Proxy Card(s) in a large white envelope also containing a Proxy Statement. If you recently returned your Proxy Card(s), please accept our thanks and disregard this request.

Please note:

..    Not voting HAS THE SAME EFFECT as voting "against" the Plan OF
     RESTRUCTURING.

..    Voting does not obligate you to purchase SHARES OF COMMON stock in our
     Offering, NOR DOES IT AFFECT YOUR BANK MUTUAL ACCOUNTS.

..    IF YOU HAVE NOT YET VOTED, please VOTE the enclosed replacement proxy AND return IT in the enclosed envelope.

..    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" OUR PLAN OF RESTRUCTURING.

      If you receive more than one of these reminder mailings, please vote each proxy received. None are duplicates!

                                   QUESTIONS?

     Please call our Stock Information Center toll free at 1-(8__) ___-____,
          Monday through Friday, 9:00 a.m. to 4:00 p.m., Wisconsin time

                         BANK MUTUAL CORPORATION [LOGO]

----------
NOTE: This is printed on 8 1/2" x 11" yellow paper.

DEPOSITOR PROXYGRAM LETTER #2

                         PLEASE VOTE THE ENCLOSED PROXY!

  If you are unsure whether you voted the Proxy Card(s) we previously mailed to you, please vote the enclosed replacement Proxy.

                       Your vote cannot be counted twice!

                YOUR BOARD OF DIRECTORS HOPES THAT YOU VOTE "FOR"
                           THE PLAN OF RESTRUCTURING.

          NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN.

Voting does not obligate you to purchase shares of common stock in our Offering, nor does it affect your Bank Mutual accounts.

     If you receive more than one of these mailings, please vote each proxy.
                              None are duplicates!

                                   THANK YOU!

                                   QUESTIONS?

         Call our Stock Information Center toll free at 1-(8__) ___-____
          Monday through Friday, 9:00 a.m. to 4:00 p.m., Wisconsin time

----------
NOTE: This can be printed on 8 1/2" x 11" colored paper or colored paper the size of the proxy card.

TOMBSTONE NEWSPAPER ADVERTISEMENT (Optional)

                         Bank Mutual Corporation [LOGO]
                        (Holding Company for Bank Mutual)


                            Up to ___________ SHARES
                                  Common Stock


                                      PRICE
                                $10.00 Per Share

Bank Mutual Corporation is conducting an offering of common stock. Shares may be purchased directly from Bank Mutual Corporation during the offering period.

This offering expires at 10:00 a.m. on _______, 2003.

To receive a copy of the Prospectus, call our Stock Information Center toll free at 1-(8__) ___-____, Monday through Friday, 9:00 a.m. to 4:00 p.m.


This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

OPTION #1
BRANCH LOBBY POSTER - VOTE

NOTE: Either this notice or the following notice should be printed by Bank Mutual and placed in branches on an easel or on the front doors or at teller "windows".

                                      /\ /\ /\

                          HAVE YOU CAST YOUR VOTE YET?

                 We would like to remind our depositors to vote
                          on the Plan of Restructuring,
                     using the Proxy Cards we mailed to you.

              Our Directors hope you will join them in voting "FOR"
                           the Plan of Restructuring.

   The Plan changes our corporate form of organization. It will not result in changes to our staff or your account relationships. Deposit accounts will continue to be FDIC - insured.

       Voting does not obligate you to purchase shares of common stock in our offering.

                                      /\ /\ /\

      If you have questions, call our Stock Information Center toll free at
                                1-(8__) ___-____
                  Monday through Friday, 9:00 a.m. to 4:00 p.m.

           Our Stock Information Center is located at ______________.

                         BANK MUTUAL CORPORATION [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the FDIC or any other government agency.

OPTION # 2
BRANCH LOBBY POSTER - BUY & VOTE

                              TIME IS RUNNING OUT!
             We are conducting an offering of shares of common stock

                             UP TO _________ SHARES
                                  COMMON STOCK

                         $10.00 Per Share Purchase Price

             THIS OFFERING EXPIRES AT 10:00 A.M. ON __________, 2003

                                      /\ /\ /\

                          HAVE YOU CAST YOUR VOTE YET?

   We would like to remind our depositors to vote our Plan of Restructuring, using the Proxy Cards we mailed to you.

                                      /\ /\ /\

           If you have questions about the stock offering or voting,
        call our Stock Information Center toll free at 1-(8__) ___-____
                  Monday through Friday, 9:00 a.m. to 4:00 p.m.

           Our Stock Information Center is located at _______________.

   The Plan changes our corporate form of organization. It will not result in changes to our staff or your account relationships. Deposit accounts will continue to be FDIC- insured.

     Voting does not obligate you to purchase common stock in our offering.

                         BANK MUTUAL CORPORATION [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

VOTE - BANK STATEMENT REMINDER CLAUSE (Optional)

In late [month], you may have received a large envelope containing proxy cards to be used to vote on our organization's Plan of Restructuring. If you received proxy cards, but have not voted, please do so. If you have questions about voting, call our Stock Information Center toll free at 1-(8__) ___-____, Monday through Friday, 9:00 a.m. to 4:00 p.m. Thank you.

----------
NOTE: This optional reminder can be printed in a "notice" space on bank statements. Alternatively, a separate slip can be included.

HEADQUARTERS LOBBY SIGN - OPTIONAL

                                   LOOKING FOR

                                  BANK MUTUAL'S

                            STOCK INFORMATION CENTER?

                     PLEASE CHECK IN WITH OUR RECEPTIONIST.

                                            STOCK ORDER FORM    FOR INTERNAL USE

   [imprint name & address]            [LOGO OF BANK MUTUAL]    Batch #

                                    Stock Information Center    Order #
                                                    [Street]

                                          [City, State, Zip]    Category #

PRINT CLEARLY AND COMPLETE ALL SHADED AREAS. SEE REVERSE SIDE FOR IMPORTANT INSTRUCTIONS.

DEADLINE AND DELIVERY

Expiration Date for Orders: 10:00 a.m., Wisconsin Time, on _______, 2003.

This original Stock Order Form, properly executed and with full payment, must be received (not post-marked) by this deadline. Stock Order Forms may be delivered:
(1) by using the return envelope provided, (2) by overnight delivery to the Stock Information Center address on the top of this form, or (3) by hand delivery to the Stock Information Center. Photocopies and facsimiles of Stock Order Forms will not be accepted. Stock Order Forms may NOT be hand-delivered to Bank Mutualbranches or other offices.

1.   SUBSCRIPTION AMOUNT

See reverse side for maximum purchase limitations.

Number of Shares:_________________ x $10.00 =  Amount Due : $                .00
                (25 share minimum)                         --------------------

2.   METHOD OF PAYMENT Cash and wires will not be accepted

[ ]  CHECK HERE IF PAYING BY CHECK(S) OR MONEY
     ORDER(S). Enclosed is/are check(s) payable             $                .00
     to Bank Mutual Corporation totaling:                   --------------------
                                                      Checks will be cashed upon
                                                      receipt.

[ ] CHECK & COMPLETE BELOW IF PAYING BY DIRECT ACCOUNT WITHDRAWAL(S) The undersigned authorizes withdrawal from the Bank Mutual [list account types] listed below. Attach a separate page if necessary.

 For Internal Use Only          Deposit Account Number(s)          Amount
--------------------------    -----------------------------     -------------
                                                                $         .00
--------------------------    -----------------------------     -------------
                                                                $         .00
--------------------------    -----------------------------     -------------
                                                                $         .00
--------------------------    -----------------------------     -------------
Bank Mutual checking accounts and IRAs     Total Withdrawal(s): $         .00
may not be listed for direct withdrawal.                        -------------
Funds must be available in the account(s) at the time this order form is submitted.

3.   MANAGEMENT & EMPLOYEES

[ ] Check if you are a Bank Mutual director, officer or employee, or a member of their immediate family as defined on the reverse side of this Form.

4.   NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION

[ ] Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the shares of common stock for a period of three months following issuance and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the common stock.

5. PURCHASER INFORMATION Only one box in this section should be checked. Check the first box that applies to the registrant(s) listed in Section 6 below.

Boxes a to d refer to the Subscription Offering; boxes e and f refer to the Community Offering. Check the first box that applies to the registrant(s) listed in Section 6.

(a)  [ ]   You had deposit account(s) totalling $50 or more at Mutual Savings
           Bank on January 31, 1999, and the same account(s) were still open on March 31, 2002.

(b)  [ ]   You do not qualify above, but you had deposit account(s) totalling
           $50 or more at Mutual Savings Bank or First Northern Savings Bank on March 31, 2002.

(c)  [ ]   You do not qualify as (a) or (b), but you had deposit account(s)
           totaling $50 or more at Bank Mutual on June 30, 2003.

(d)  [ ]   You do not qualify as any of the above, but you had a Bank Mutual deposit account on _______, 2003.

(e)  [ ]   You were a Bank Mutual Corporation shareholder on ______, 2003.

(f)  [ ]   You are placing an order in the Community Offering, but were not a shareholder at _____________, 2003.

If you checked boxes a, b, c, or d please provide the following information, as of the eligibility date under which you qualify in the Subscription Offering:

  Name(s) on Account(s) or Account Title           Deposit Account No(s).
-----------------------------------------     ----------------------------------

-----------------------------------------     ----------------------------------

-----------------------------------------     ----------------------------------

-----------------------------------------     ----------------------------------

-----------------------------------------     ----------------------------------

         Please attach a separate page if additional space is required.

6. STOCK REGISTRATION. Please print clearly and provide ALL information requested. Read reverse side instructions carefully for important registration information.

(First Name, Middle Initial, Last Name)     Social Security No./Tax ID No. (first number listed will be used for reporting)

----------------------------------------    -------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)     Social Security No./Tax ID No.

----------------------------------------    -------------------------------------------------------------------------------
(Street Address)                            (Daytime Phone Number)

----------------------------------------    -------------------------------------------------------------------------------
(City, State, Zip) (County)                 (Evening Phone Number)

----------------------------------------    -------------------------------------------------------------------------------

7. FORM OF STOCK OWNERSHIP. Check the one applicable box. See reverse side for ownership definitions.

[ ]  Individual.    [ ]  Joint Tenants.  [ ]  Tenants in Common.   [ ]  Uniform Transfer to Minors.

[ ]  Corporation.            [ ]  Partnership.       [ ]  Other.

FOR BROKER USE ONLY (SELF-DIRECTED IRAs):

[ ]  IRA Social Security Number of Beneficial Owner:  _______ - _______ - ______

8. ACKNOWLEDGEMENT AND SIGNATURE Please read the following acknowledgement carefully.

I acknowledge receipt of the Prospectus dated ______, 2003 and that I have read its conditions, including the section entitled "Risk Factors". I agree that after receipt by Bank Mutual Corporation this Stock Order Form may not be modified or withdrawn without Bank Mutual Corporation's consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that
(1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not savings accounts or deposits and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. The Plan of Restructuring, and applicable law and regulations, prohibit any person from transferring, or entering into an agreement, directly or indirectly, to transfer, the legal or beneficial ownership of subscription rights or the underlying stock to the account of another. Bank Mutual Corporation will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights, Management will not honor orders known to involve such transfer.

                          ORDER NOT VALID UNLESS SIGNED

    ONE SIGNATURE REQUIRED, UNLESS SECTION (2) OF THIS FORM INCLUDES ACCOUNTS
      REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING
        AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL
                                     TITLE.

-------------------------------------       ----------------------------------
Signature                       Date        Signature                     Date

QUESTIONS? See reverse side of this Form, or call the Stock Information Center at 1-(8__) ___-____, Monday through Friday from 9:00 a.m. to 4:00 p.m., Wisconsin Time.

                          STOCK ORDER FORM INSTRUCTIONS

(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase and the total amount due. The minimum purchase is 25 shares ($250). In the Subscription Offering and in the Community Offering, the maximum purchase is 100,000 shares ($1.0 million). Further, no person, together with associates and persons acting in concert, may purchase an aggregate of more than 250,000 shares ($2.5 million) in all categories of the stock offering combined. Current Bank Mutual Corporation shareholders are subject to these purchase limitations and to an ownership limitation. See the Prospectus section titled "The Conversion -- Limitations on Common Stock Purchases", for a detailed description of purchase and ownership limitations and a definition of "associates" and of "acting in concert". By signing this Stock Order Form, you confirm that your order does not conflict with the purchase and ownership limitations.

(2) METHOD OF PAYMENT - CHECKS OR MONEY ORDERS: Personal checks, bank checks or money orders should be payable to Bank Mutual Corporation. These will be cashed upon receipt. Third party and Bank Mutual line of credit checks may not be remitted as payment. ACCOUNT WITHDRAWALS: List the Bank Mutual account(s) and the amount to be withdrawn from each. Funds authorized must be available at the time this Stock Order Form is submitted. A hold will be placed on the amount(s) designated, and the funds will be unavailable to you for withdrawal for other purposes. Early withdrawal penalties will be waived for direct withdrawals for the purchase of shares. Note: Checking, money market and IRA accounts may not be designated for direct withdrawal on this form. Please call the Stock Information Center early in the offering period (preferably at least two weeks prior to the offering deadline) if you are considering the use of IRA funds at Bank Mutual, or any other institution, as payment for this purchase. Your ability to use retirement funds toward this purchase may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are currently held.

(3) BANK MUTUAL MANAGEMENT & EMPLOYEES - Check the box, If applicable. Immediate family includes spouse, parents, siblings and also children who live in the same house as the director, officer or employee.

(4) NASD AFFILIATION - If applicable, check the box.

(5) PURCHASER INFORMATION - In the event that we receive orders for more shares than are available, we will allocate shares in the descending order of priority reflected in this section. Boxes a through d refer to orders placed in the Subscription Offering. Check the one box that reflects the earliest date at which the registrant(s) listed in Section 6 had a deposit account. In the spaces at right, identify the account numbers and titles (names) on the account(s) as they were reflected on the eligibility date that you checked. Include all deposit accounts in which the purchaser(s) had ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's accounts. If purchasing shares for a corporation, list only the corporation's accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incomplete or incorrect information, could result in a loss of all or part of your share allocation in the event of an oversubscription. Adding the names of non-depositors, or depositors whose only accounts qualified at a later date than yours, could result in a loss of your subscription rights. Boxes e and f apply to purchases in a Community Offering. These apply only if you do not qualify in the Subscription Offering (boxes a - d). Check the box that applies to the registrant(s) listed in Section 6. See "The Conversion" section of the Prospectus for further details about the Subscription Offering and the Community Offering, and the method of allocating shares in the event of an oversubscription.

(6) STOCK REGISTRATION -- Clearly print the name(s) and address in which you want the stock certificate registered and mailed. IMPORTANT: If you checked a box (a through d) in Section 5 you must register the stock only in the name(s) of depositors with qualifying accounts at the same date. Adding the name(s) of non-depositors, or those who became depositors only at a later eligibility date than you, will be a violation of your subscription rights and may result in a loss of part or all of your share allocation. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax purposes. ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF CERTIFICATES OF VARIED SHARE AMOUNTS ARE DESIRED, YOU MUST COMPLETE SEPARATE STOCK ORDER FORMS (EACH FOR A MINIMUM OF 25 SHARES OR $250).

(7) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. If you have any questions, please consult your legal advisor. When registering stock, do not use two initials. Use full first name, middle initial and last name. Check the one box that applies.

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits on March 31, 2002, June 30, 2003 or ________, 2003.

BUYING STOCK JOINTLY: If registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with qualifying accounts at the same date in the same institution (March 31, 2002, June 30, 2003 or ________, 2003) may be listed. Two choices exist for stock registered in more than one name:

     JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares.

     TENANTS IN COMMON -- Upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfers to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits at March 31, 2002, June 30, 2003 or ________, 2003.

Completing Section 6 for a Minor: On the first line, print the first name, middle initial and last name of the custodian; followed by "CUST". On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number; do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the New York Uniform Transfers to Minors Act will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-WI.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first name line, write the name of the corporation or partnership and list that entity's Tax ID Number. Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at March 31, 2002, June 30, 2003 or ________, 2003.

BUYING STOCK THROUGH AN IRA: Please contact the Stock Information Center as soon as possible for assistance with IRA-related questions. Your ability to use such funds for the purchase may depend on timing constraints and, possibly, on limitations imposed by the institution where the funds are currently held. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at March 31, 2002, June 30, 2003 or ________, 2003.

FOR BROKER/TRUSTEE USE ONLY -- Placing an Order for Self-directed Retirement
Accounts: Registration should reflect the firm's registration requirements. For example, on the first line, indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN" followed by the name of the beneficial owner on the second line (for example: FBO JOHN SMITH IRA). You may indicate an account number or other identifying information. Indicate the firm's address and department where mailings should be directed, including the stock certificate. Indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-99 for Susan A. Doe. Information provided with respect to stock to be held in a fiduciary capacity must include: The name(s) of the fiduciary, the fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. The date of the document governing the relationship, except that the date of a trust created by a will need not be included. The name of the maker, donor or testator and the name of the beneficiary.

(8) ACKNOWLEDGMENT AND SIGNATURE -- Please review this form before signing and read the Prospectus carefully before making an investment decision. Stock Order Forms submitted without a signature will not be accepted.

 A postage-paid return envelope is enclosed. If sending via overnight delivery, address to:
   Bank Mutual Corporation, Stock Information Center, [address] ______________
             QUESTIONS? Call 1-(8__) ___-____, Monday through Friday
                   from 9:00 a.m. to 4:00 p.m., Wisconsin Time